Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Reports Strong Third Quarter 2015 Results

Q3 2015 EPS of $0.49 and Adjusted EPS of $0.67 compare favorably to Q3 2014

Company reaffirms and narrows 2015 Adjusted EPS guidance

YTD debt repayment of $87 million ahead of schedule

Affirms goal of $100-$125 million debt repayment for the year

PITTSBURGH, November 5, 2015 – Koppers Holdings Inc. (NYSE: KOP), a global integrated producer of carbon compounds, specialty chemicals and treated wood products and services, today reported consolidated sales of $433.8 million for the third quarter of 2015, a decrease of one percent, or $6.3 million, from sales of $440.1 million in the third quarter of 2014. Incremental sales amounting to $54.7 million from the Osmose acquisition, which closed in August 2014 and higher sales for Railroad and Utility Products and Services (RUPS) partially offset the $63.6 million sales decline for Carbon Materials and Chemicals (CMC). The decrease for CMC was driven by lower sales volumes for carbon black feedstock and carbon pitch combined with lower sales prices for carbon black feedstock, naphthalene, and phthalic anhydride. The sales volume reductions for CMC were mainly in China as the company continues to execute its strategy of reducing its exposure to that region. The reduction in sales for CMC includes a negative impact of $14.0 million from foreign currency translation.

Net income attributable to Koppers for the quarter was $10.1 million, or $0.49 per diluted share compared to a loss of $2.7 million, or $0.14 per diluted share in the third quarter of 2014. Adjusted net income and adjusted earnings per share were $13.8 million and $0.67 per share for the third quarter of 2015 compared to $12.3 million and $0.60 per share in the prior year quarter. Adjustments to pre-tax income for the third quarter of 2015 amounted to $8.5 million and were attributable primarily to plant closing and impairment charges. Adjustments to pre-tax income for the third quarter of 2014 totaled $14.4 million and consisted of plant closing and impairment charges and acquisition-related expenses.

RUPS results improved due to higher sales volumes for railroad crossties driven by strong industry demand and increased hardwood availability. The Performance Chemicals (PC) business performed in line with expectations while profitability for CMC was significantly lower than the prior year quarter due to lower selling prices of certain CMC products that are impacted by oil prices.

Commenting on the quarter, Leroy Ball, president and CEO of Koppers, said, “Our third quarter results met our expectations given the headwinds we continue to face with lower oil prices and a stronger U.S. dollar continuing to challenge our global businesses. Our RUPS business continues to benefit as expected from increased availability of untreated crossties and strong overall demand despite some modest reduction in Class I railroad treating demands. Our PC business continued to enjoy strong volumes during the quarter due to seasonally higher demand and the near-term future of that business also remains positive due to the continued upward trend of existing home sales, which is a critical driver for repair and remodeling expenditures.”

Mr. Ball continued, “We are well on our way to achieving our stated goal of $100-$125 million of debt reduction for 2015 as we have reduced our debt by $87 million through the end of the third quarter and we expect to end the year above the mid-point of the range provided that we can apply our excess cash in China to the outstanding debt prior to year-end. We also continue to work diligently to restructure our CMC business to better match changing industry dynamics and reduce volatility in earnings from changes in oil prices.”

2015 Sales and Adjusted EPS Guidance

Commenting on 2015 Mr. Ball said, “I believe that we will finish the year with sales approximating $1.7 billion and adjusted earnings per share between $1.65 and $1.75, which is within the range previously given. Our guidance continues to be predicated on average crude oil prices of $50 per barrel.”

Summary of Third-Quarter Financial Performance:

•	Sales for RUPS of $177.6 million increased by six percent or $10.2 million compared to sales of $167.4 million in the prior year quarter with EBITDA margins of 13.4 percent compared to 12.2 percent in the prior year quarter. The net increase in sales and margins in RUPS was due mainly to higher sales volumes for treated and untreated railroad crossties. The incremental sales from the Osmose businesses that are included in RUPS were largely offset by lower sales of utility poles due to the sale of the North American utility business in January 2015, lower sales volumes of poles in Australia, and the negative translation effect of the stronger U.S. dollar on Australian pole sales.

•	PC reported revenues of $93.2 million compared to revenues of $46.1 million in the prior year quarter as the Osmose acquisition closed in August 2014 and therefore PC sales for the third quarter of 2014 included less than a full quarter of revenues. EBITDA margins of 16.0 percent for the third quarter were higher than margins of 15.0 percent in the prior year quarter due mainly to integration-related expenses in the third quarter of 2014, which were not incurred in the third quarter of 2015.

•	Sales for CMC totaling $163.0 million decreased by 28 percent or $63.6 million compared to sales of $226.6 million in the prior year quarter. The decline was due to lower sales volumes for carbon pitch and carbon black feedstock and lower average sales prices for carbon black feedstock, naphthalene, and phthalic anhydride, which were driven by lower oil prices. The reduction in sales volumes was due primarily to lower production levels for our KCCC plant in China, which is expected to close in the first half of 2016.

•	Adjusted EBITDA was $48.5 million compared to $39.9 million in the third quarter of 2014 due mainly to incremental earnings from the Osmose acquisition and higher earnings from RUPS, which more than offset lower earnings from CMC driven by lower sales prices for products impacted by lower oil.

•	Items excluded from adjusted EBITDA for the quarter included $4.6 million of pre-tax charges related primarily to impairment, restructuring and plant closure costs and non-cash LIFO expense. Adjusted net income and adjusted EPS exclude an $8.5 million pre-tax impact related primarily to the items above.

For the company’s 2015 guidance, Adjusted EPS excludes restructuring, impairment, plant closure, and LIFO charges, the forecasted amounts of which are not determinable, but may be significant. For that reason, the company is unable to provide GAAP earnings estimates at this time. In addition, 2015 GAAP results are subject to completion of the company’s year-end accounting processes, which include the finalization of several potentially significant items that could affect these results. These items include, among others, required adjustments to the company’s annual provision for income taxes. Final results could also be affected by various other factors that the company is unaware of at this time.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, November 5, 2015, beginning at 11:00 AM EST to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing 855 217 7942 in the US/Canada or 646 254 3387 for International, Conference ID number 3184353. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at 888 203 1112 or 719 457 0820, Conference ID number 3184353. The recording will be available for replay through November 19, 2015.

The live broadcast of Koppers conference call will be available online: http://edge.media-server.com/m/p/grs3dvbt. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

Please note that there will be presentation materials posted to the company’s website prior to the call.

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com and www.streetevents.com shortly after the live call and continuing through November 19, 2015.

The following reconciliations are included in this press release: Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global producer of carbon compounds, specialty chemicals, and treated wood products and services for the aluminum, railroad, specialty chemical, utility, rubber, concrete, steel, residential lumber, and agriculture industries. Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412 227 2231 or Quynh McGuire at 412 227 2049.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, the impact of the price of oil on certain of our products; Koppers may not be able to successfully integrate the wood preservatives business and/or the railroad services business of Osmose or such integration may take longer to accomplish than expected; the expected cost savings and any synergies from the Osmose acquisition may not be fully realized within the expected timeframes; disruption from the Osmose acquisition may make it more difficult to maintain relationships with clients, associates or suppliers; general economic and business conditions; demand for Koppers goods and services; competitive conditions, interest rate and foreign currency rate fluctuations, availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$433.8	$440.1	$1,263.2	$1,128.3
Cost of sales (excluding items below)	359.1	377.0	1,059.4	974.0
Depreciation and amortization	16.9	11.2	49.6	29.8
Gain on sale of business	—	—	(3.2)	—
Impairment and restructuring charges	—	2.6	2.7	18.1
Selling, general and administrative expenses	30.8	32.0	93.7	75.3

Operating profit	27.0	17.3	61.0	31.1
Other income (loss)	—	(0.2)	0.4	(0.3)
Interest expense	12.6	11.9	38.5	25.3

Income before income taxes	14.4	5.2	22.9	5.5
Income taxes	5.2	9.5	10.0	9.1

Income from continuing operations	9.2	(4.3)	12.9	(3.6)
Loss from discontinued operations, net of tax	(0.1)	0.1	(0.1)	—

Net income (loss)	9.1	(4.2)	12.8	(3.6)
Net loss attributable to noncontrolling interests	(1.0)	(1.5)	(2.9)	(4.7)

Net income attributable to Koppers	$10.1	$(2.7)	$15.7	$1.1

Earnings per common share attributable to Koppers:
Basic	$0.49	$(0.14)	$0.77	$0.05

Diluted	$0.49	$(0.14)	$0.76	$0.05

Weighted average shares outstanding (in thousands):
Basic	20,553	20,495	20,537	20,452
Diluted	20,632	20,495	20,609	20,593
Dividends declared per common share	$—	$0.25	$—	$0.75

Koppers Holdings Inc.

Unaudited Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$33.0	$51.1
Accounts receivable, net of allowance of $5.8 and $5.6	198.5	198.7
Inventories, net	208.7	241.2
Deferred tax assets	13.4	10.5
Loan to related party	9.5	9.5
Other current assets	39.2	30.3

Total current assets	502.3	541.3
Equity in non-consolidated investments	0.8	5.0
Property, plant and equipment, net	289.4	299.7
Goodwill	252.6	247.2
Identifiable intangible assets, net	158.9	167.7
Deferred tax assets	8.3	7.8
Other assets	25.1	25.2

Total assets	$1,237.4	$1,293.9

Liabilities
Accounts payable	$151.6	$120.6
Accrued liabilities	97.7	122.5
Dividends payable	—	5.1
Current maturities of long-term debt	45.1	43.9

Accrued liabilities	103.0	82.4
Total current liabilities	294.4	292.1
Long-term debt	718.0	806.6
Accrued postretirement benefits	52.6	54.7
Deferred tax liabilities	8.9	10.2
Other long-term liabilities	88.2	46.4

Total liabilities	1,162.1	1,210.0
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 22,012,121 and 21,938,260 shares issued	0.2	0.2
Additional paid-in capital	167.5	164.5
Retained earnings	33.8	18.0
Accumulated other comprehensive loss	(80.8)	(60.3)
Treasury stock, at cost; 1,458,837 and 1,443,248 shares	(52.7)	(52.4)

Total Koppers shareholders’ equity	68.0	70.0

Noncontrolling interests	7.3	13.9

Total equity	$75.3	$83.9

Total liabilities and equity	$1,237.4	$1,293.9

Koppers Holdings Inc.

Unaudited Consolidated Statement of Cash Flows

(Dollars in millions)

	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Cash provided by (used in) operating activities:
Net income	$12.8	$(3.6)
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	49.6	29.8
Impairment and restructuring charges	2.7	4.7
Gain on sale of assets and businesses	(3.2)	—
Deferred income taxes	(0.8)	(3.2)
Equity income, net of dividends received	2.2	0.9
Change in other liabilities	(3.8)	(10.9)
Non-cash interest expense	2.7	3.4
Stock-based compensation	3.1	4.6
Deferred revenue	28.3	—
Other	1.7	(1.5)
Changes in working capital:
Accounts receivable	(8.8)	(15.6)
Inventories	13.7	4.9
Accounts payable	34.2	(6.1)
Accrued liabilities and other working capital	(39.3)	3.4

Net cash provided by (used in) operating activities	95.1	10.8
Cash (used in) provided by investing activities:
Capital expenditures	(26.4)	(59.0)
Acquisitions, net of cash acquired	(15.3)	(496.5)
Net cash proceeds from divestitures and asset sales	14.7	0.1

Net cash used in investing activities	(27.0)	(555.4)
Cash provided by (used in) financing activities:
Borrowings of revolving credit	465.4	520.7
Repayments of revolving credit	(531.0)	(305.8)
Borrowings of long-term debt	1.8	348.9
Repayments of long-term debt	(22.5)	—
Issuances of Common Stock	—	0.7
Proceeds from issuances of noncontrolling interest	—	1.4
Repurchases of Common Stock	(0.3)	(2.0)
Payment of deferred financing costs	(1.0)	(11.1)
Dividends paid	(8.7)	(15.2)

Net cash (used in) provided by financing activities	(96.3)	537.6
Effect of exchange rate changes on cash	10.1	(0.1)

Net decrease in cash and cash equivalents	(18.1)	(7.1)
Cash and cash equivalents at beginning of period	51.1	82.2

Cash and cash equivalents at end of period	$33.0	$75.1

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in millions)
Net sales:
Carbon Materials and Chemicals	$163.0	$226.6	$479.6	$637.8
Railroad and Utility Products and Services	177.6	167.4	506.6	444.4
Performance Chemicals	93.2	46.1	277.0	46.1

Total	433.8	440.1	1,263.2	1,128.3
Operating (loss) profit:
Carbon Materials and Chemicals	—	5.2	(13.8)	0.2
Railroad and Utility Products and Services	17.7	17.4	48.1	41.3
Performance Chemicals	9.7	1.3	31.6	1.3
Corporate Unallocated	(0.4)	(6.6)	(4.9)	(11.7)

Total	27.0	17.3	61.0	31.1
Depreciation and amortization:
Carbon Materials and Chemicals	8.0	6.6	20.7	18.7
Railroad and Utility Products and Services	4.2	2.2	14.7	8.7
Performance Chemicals	4.7	2.4	14.2	2.4

Total	16.9	11.2	49.6	29.8
Other income (loss):
Carbon Materials and Chemicals	(1.5)	(1.3)	(2.8)	(1.3)
Railroad and Utility Products and Services	0.1	0.9	0.1	(0.3)
Performance Chemicals	0.4	0.5	1.2	0.5
Corporate Unallocated	1.0	(0.3)	1.9	0.8

Total	—	(0.2)	0.4	(0.3)
Adjusted EBITDA(1):
Carbon Materials and Chemicals	$9.2	$15.9	$10.9	$42.8
Railroad and Utility Products and Services	23.8	20.5	66.4	50.3
Performance Chemicals	14.9	6.9	47.1	6.9
Corporate Unallocated	0.6	(3.4)	(3.0)	(7.4)

Total	$48.5	$39.9	$121.4	$92.6
Adjusted EBITDA margin:
Carbon Materials and Chemicals	5.6%	7.0%	2.3%	6.7%
Railroad and Utility Products and Services	13.4%	12.2%	13.1%	11.3%
Performance Chemicals	16.0%	15.0%	17.0%	15.0%
Total	11.2%	9.1%	9.6%	8.2%

(1)	The tables below describe the adjustments to EBITDA for the quarters and year-to-date periods ended September 30, 2015 and 2014, respectively.

Adjustments to EBITDA

	Q3 2015				YTD September 2015
	COGS	SGA	Equity Income	Total	COGS	R&I	SGA	Equity Income	Total
CMC adjustments
North American restructuring	$1.6	$—	$—	$1.6	$2.8	$—	$1.8	$—	$4.6
European restructuring	$0.6	$0.1	$—	$0.7	$1.2	$—	$0.2	$—	$1.4
China restructuring	$0.1	$—	$0.4	$0.5	$0.2	$—	$—	$0.4	$0.6
Non-cash LIFO expense	$(0.1)	$—	$—	$(0.1)	$0.2	$—	$—	$—	$0.2

	$2.2	$0.1	$0.4	$2.7	$4.4	$—	$2.0	$0.4	$6.8
RUPS adjustments
Treating plant closure	$1.5	$—	$—	$1.5	$1.7	$2.7	$—	$—	$4.4
Net gain on sale of business	$(0.3)	$—	$—	$(0.3)	$(2.6)	$—	$—	$—	$(2.6)
Non-cash LIFO expense	$0.6	$—	$—	$0.6	$1.7	$—	$—	$—	$1.7

	$1.8	$—	$—	$1.8	$0.8	$2.7	$—	$—	$3.5
PC adjustments
Mark-to-market commodity hedging	$0.1	$—	$—	$0.1	$0.1	$—	$—	$—	$0.1
Total adjustments	$4.1	$0.1	$0.4	$4.6	$5.3	$2.7	$2.0	$0.4	$10.4

Adjustments to EBITDA

	Q3 2014				YTD September 2014

	COGS	R&I	SGA	Total	COGS	R&I	SGA	Total
CMC adjustments
North American restructuring	$—	$—	$1.0	$1.0	$—	$—	$1.0	$1.0
European restructuring	$1.0	$2.6	$0.2	$3.8	$3.9	$13.4	$1.3	$18.6
China restructuring	$0.6	$—	$—	$0.6	$0.9	$4.7	$—	$5.6

	$1.6	$2.6	$1.2	$5.4	$4.8	$18.1	$2.3	$25.2
RUPS adjustments
Treating plant closure	$—	$—	$—	$—	$0.6	$—	$—	$0.6
PC adjustments
Inventory step-up amortization	$2.7	$—	$—	$2.7	$2.7	$—	$—	$2.7
Osmose closing costs	$—	$—	$3.5	$3.5	$—	$—	$3.5	$3.5
Total adjustments	$4.3	$2.6	$4.7	$11.6	$8.1	$18.1	$5.8	$32.0

Koppers believes that adjusted net income, adjusted earnings per share, EBITDA and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss) attributable to Koppers	$10.1	$(2.7)	$15.7	$1.1
Items impacting pre-tax income (1)
Impairment, restructuring and plant closure costs	8.2	6.3	18.7	30.2
Gain on sale of business	(0.3)	—	(2.6)	—
Osmose acquisition costs	—	6.2	—	6.2
Write-off of deferred financing costs	—	1.9	—	1.9
Mark-to-market commodity hedging	0.1	—	0.1	—
Non-cash LIFO expense	0.5	—	1.9	—

Net charges to pre-tax income	8.5	14.4	18.1	38.3
Income tax and noncontrolling interests	(4.9)	0.7	(5.5)	(12.3)

Items impacting net income	3.6	15.1	12.6	26.0
Adjusted net income including discontinued operations	13.7	12.4	28.3	27.1
Discontinued operations	0.1	(0.1)	0.1	—

Adjusted net income	$13.8	$12.3	$28.4	$27.1

(1)	The tables below describe the adjustments to net income for the quarters and year-to-date periods ended September 30, 2015 and 2014, respectively.

Adjustments to Pre-Tax Income

	Q3 2015					YTD September 2015
	COGS	D&A	SGA	Equity Income	Total	COGS	R&I	D&A	SGA	Equity Income	Total
CMC adjustments
North American restructuring	$1.6	$2.0	$—	$—	$3.6	$2.8	$—	$2.0	$1.8	$—	$6.6
European restructuring	$0.6	$0.9	$0.1	$—	$1.6	$1.2	$—	$0.9	$0.2	$—	$2.3
China restructuring	$0.1	$—	$—	$0.4	$0.5	$0.2	$—	$—	$—	$0.4	$0.6
Non-cash LIFO expense	$(0.1)	$—	$—	$—	$(0.1)	$0.2	$—	$—	$—	$—	$0.2

	$2.2	$2.9	$0.1	$0.4	$5.6	$4.4	$—	$2.9	$2.0	$0.4	$9.7
RUPS adjustments
Treating plant closure	$1.5	$1.0	$—	$—	$2.5	$1.7	$2.7	$4.8	$—	$—	$9.2
Net gain on sale of business	$(0.3)	$—	$—	$—	$(0.3)	$(2.6)	$—	$—	$—	$—	$(2.6)
Non-cash LIFO expense	$0.6	$—	$—	$—	$0.6	$1.7	$—	$—	$—	$—	$1.7

	$1.8	$1.0	$—	$—	$2.8	$0.8	$2.7	$4.8	$—	$—	$8.3
PC adjustments
Mark-to-market commodity hedging	$0.1	$—	$—	$—	$0.1	$0.1	$—	$—	$—	$—	$0.1
Total adjustments	$4.1	$3.9	$0.1	$0.4	$8.5	$5.3	$2.7	$7.7	$2.0	$0.4	$18.1

Adjustments to Pre-Tax Income

	Q3 2014						YTD September 2014

	COGS	R&I	D&A	SGA	Interest	Total	COGS	R&I	D&A	SGA	Interest	Total
CMC adjustments
North American restructuring	$—	$—	$—	$1.0	$—	$1.0	$—	$—	$—	$1.0	$—	$1.0
European restructuring	$1.0	$2.6	$0.6	$0.2	$—	$4.4	$3.9	$13.4	$2.6	$1.3	$—	$21.2
China restructuring	$0.6	$—	$0.3	$—	$—	$0.9	$0.9	$4.7	$1.8	$—	$—	$7.4

	$1.6	$2.6	$0.9	$1.2	$—	$6.3	$4.8	$18.1	$4.4	$2.3	$—	$29.6
RUPS adjustments
Treating plant closure	$—	$—	$—	$—	$—	$—	$0.6	$—	$—	$—	$—	$0.6
PC adjustments
Inventory step-up amortization	$2.7	$—	$—	$—	$—	$2.7	$2.7	$—	$—	$—	$—	$2.7
Osmose closing and deferred financing costs	$—	$—	$—	$3.5	$1.9	$5.4	$—	$—	$—	$3.5	$1.9	$5.4
Total adjustments	$4.3	$2.6	$0.9	$4.7	$1.9	$14.4	$8.1	$18.1	$4.4	$5.8	$1.9	$38.3

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss) attributable to Koppers	$10.1	$(2.7)	$15.7	$1.1

Adjusted net income including discontinued operations (from above)	$13.7	$12.4	$28.3	$27.1

Adjusted net income (from above)	$13.8	$12.3	$28.4	$27.1

Denominator for diluted earnings per share (in thousands)	20,632	20,603	20,609	20,593
Earnings (loss) per share:
Diluted earnings (loss) per share	$0.49	$(0.14)	$0.76	$0.05
Adjusted earnings per share including discontinued operations	$0.66	$0.60	$1.37	$1.31
Adjusted earnings per share	$0.67	$0.60	$1.38	$1.31

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$9.1	$(4.2)	$12.8	$(3.6)
Interest expense	12.6	11.9	38.5	25.3
Depreciation and amortization	16.9	11.2	49.6	29.8
Income taxes	5.2	9.5	10.0	9.1
Loss from discontinued operations	0.1	(0.1)	0.1	—

EBITDA with noncontrolling interests	43.9	28.3	111.0	60.6
Unusual items impacting net income (1)
Impairment, restructuring and plant closure costs	4.3	5.4	11.0	25.8
Net gain on sale of business	(0.3)	—	(2.6)	—
Osmose acquisition costs	—	6.2	—	6.2
Mark-to-market commodity hedging	0.1	—	0.1	—
Non-cash LIFO expense	0.5	—	1.9	—

Adjusted EBITDA with noncontrolling interests	$48.5	$39.9	$121.4	$92.6

(1)	Refer to adjustments under Unaudited Segment Information.